Execution version

ELEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
DATED JANUARY 31, 2020
THIS ELEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT DATED JANUARY 31, 2020 (this “Eleventh Amendment”) is entered into as of this 31st day of December, 2022 (the “Effective Date”), by and among eCapital Asset Based Lending Corp., formerly known as Gerber Finance Inc., a New York corporation (“Lender”) EdgeBuilder, Inc., a Delaware Corporation and Glenbrook Building Supply, Inc., a Delaware corporation (individually, “Initial Borrower”) and, collectively, if more than one, the “Initial Borrowers”), and together with each other Person which, on or subsequent to the Closing Date, agrees in writing to become a “Borrower” hereunder, herein called, individually, a “Borrower” and, collectively, the “Borrowers,” and pending the inclusion by written agreement of any other such Person, besides each Initial Borrower, as a “Borrower” hereunder, all references herein to “Borrowers,” “each Borrower,” the “applicable Borrower,” “such Borrower” or any similar variations thereof (whether singular or plural) shall all mean and refer to the Initial Borrower or each one of them collectively) and Star Real Estate Holdings USA, Inc., a Delaware corporation, 300 Park Street, LLC, a Delaware limited liability company, 947 Waterford Road, LLC, a Delaware limited liability company, 56 Mechanic Falls Road, LLC, a Delaware limited liability company, ATRM Holdings, Inc., a Minnesota corporation, KBS Builders, Inc., a Delaware corporation, and Star Equity Holdings, Inc., a Delaware corporation, (individually or collectively, as the context may require, “Guarantor”), each Borrower and Guarantor having an address at 53 Forest Ave, Old Greenwich, CT 06870.
RECITALS
A.Lender and Borrowers entered into a Loan and Security Agreement dated as of January 31, 2020, as amended by (i) First Amendment to Loan and Security Agreement dated March 5, 2020 and (ii) Second Amendment to Loan and Security Agreement dated July 1, 2020 and (iii) Third Amendment to Loan and Security Agreement dated February 26, 2021 and (iv) Fourth Amendment to Loan and Security Agreement dated July 30, 2021 and (v) Fifth Amendment to Loan and Security Agreement dated October 21, 2021 and (vi) Sixth Amendment to Loan and Security Agreement dated January 20, 2022 and (vii) Seventh Amendment to Loan and Security Agreement dated March 8, 2022 and (viii) Eighth Amendment to Loan and Security Agreement dated August 11, 2022, (ix) Ninth Amendment to Loan and Security Agreement dated September 1, 2022, and (x) Tenth Amendment to Loan and Security Agreement dated November 29, 2022 (as further amended, modified, restated or supplemented from time to time, the “Loan Agreement”).
B.The Loans are secured by, among other things, Guarantor’s guaranty by its execution of the Loan Agreement as a Corporate Credit Party (“Guaranty”).
C.ATRM Holdings, Inc. has executed an Amended and Restated Subordination Agreement dated January 31, 2020 and is a Subordinated Lender as defined in the Loan Agreement.
D.Star Equity Holdings, Inc. has executed an Amended and Restated Subordination Agreement dated July 30, 2021 and is a Subordinated Lender as defined in the Loan Agreement.
E.Star Procurement, LLC has executed an Amended and Restated Subordination Agreement dated January 31, 2020 and is a Subordinated Lender as defined in the Loan Agreement.
F.Star Real Estate Holdings USA, Inc. has executed a Subordination Agreement dated July 30, 2021 and is a Subordinated Lender as defined in the Loan Agreement.
G.Borrowers have executed an Amended and Restated Note in the maximum principal amount of $4,000,000 dated July 30, 2021.
NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, in consideration of the Recitals above which are incorporated into and made a part of this Eleventh Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENTS
1.    Lender, Borrowers and Guarantor reaffirm consent and agree to all of the terms and conditions of the Credit Documents defined in the Loan Agreement as binding, effective and enforceable according to their stated terms, except to the extent that such Credit Documents are hereby expressly modified by this Eleventh Amendment.
2.    In the case of any ambiguity or inconsistency between the Credit Documents and this Eleventh Amendment, the language and interpretation of this Eleventh Amendment is to be deemed binding and paramount.
3.    The Credit Documents (and any exhibits thereto) are hereby amended as follows:
    As to the Loan Agreement:
(a)The following Definitions in Section 1.1 are hereby amended and restated to read as follows:
“Credit Documents” means this Agreement, the Note, each Guaranty, each Pledge and Security Agreement, each Securities Account Control Agreement, each Power of Attorney, each Mortgage, each Subordination Agreement, each Intercreditor Agreement, and all other documents, instruments and agreements now or hereafter executed and/or delivered in connection herewith, therewith, or any of the Obligations and/or as any or all of the foregoing documents, instruments, and agreements may now or hereafter be amended.
“Maturity Date” means the earlier of (a) June 30, 2023, or (b) the date that any Borrower of any Obligations elects to prepay any Obligations on a date earlier than when due. If extended pursuant to Section 11.1 of the Loan Agreement, the next subsequent Maturity Date is December 31, 2023 whereupon the automatic one (1) year conditions of extension in Section 11.1 apply.”
“Minimum Average Monthly Loan Amount” means Twenty-Five Percent (25%) of the Maximum Revolving Amount.”
“Subordinated Lender” means collectively, any Person who enters into a Subordination Agreement with Lender with respect to amounts owed by any Credit Party to such Subordinated Lender, including but not limited to ATRM Holdings, Inc., Star Equity Holdings, Inc., Star Procurement, LLC, and Star Real Estate Holdings USA, Inc.”

(b)Section 3.1 is hereby amended and restated to read as follows:
“3.1. Repayment of the Revolving Credit Advances. Except as otherwise provided in Section 2.1 hereof, Borrowers shall be required to (a) make a mandatory repayment hereunder at any time that the aggregate outstanding principal balance of the Revolving Credit Advances made by Lender to Borrowers hereunder is in excess of the Borrowing Base and/or Maximum Revolving Amount, in an amount equal to such excess, and (b) repay and cause to be repaid on the expiration of the Term (i) the then aggregate outstanding principal balance of Revolving Credit Advances made by Lender to Borrowers hereunder together with accrued and unpaid interest, fees and charges and (ii) all Obligations owed Lender by any Credit Party under this

Agreement and the Credit Documents. Any payments of principal, interest, fees or any other amounts payable hereunder or under any Credit Document shall be made prior to 12:00 noon (New York time) on the due date thereof in immediately available funds. Borrowers may elect to prepay all of the Revolving Loan Advances in accordance with the provisions of Section 11.1 of the Loan Agreement, at which date all of the Obligations owed Lender by any Credit Party under this Agreement and the Credit Documents shall be similarly and simultaneously due and payable.”
(c)Section 5.1(b) is hereby amended and restated to read as follows:
“(b)    Fees.

(i)Minimum Loan Fee. In the event the average closing daily unpaid balances of all Loans hereunder during any calendar month is less than the Minimum Average Monthly Loan Amount, Borrowers shall pay to Lender a minimum loan fee at a rate per annum equal to the Contract Rate on the amount by which the Minimum Average Monthly Loan Amount exceeds such average closing daily unpaid balances. Such fee shall be charged to Borrowers’ account on the first day of each month with respect to the prior month. The Minimum Loan Fee is not payable during the period commencing the Effective Date of the Eleventh Amendment until June 30, 2023. Thereafter, payment thereof shall resume by Borrowers.
(ii)    Facility Fee. Borrowers hereby agree to pay Lender a facility fee in an amount equal to one and one-half percent (1.50%) of the Maximum Revolving Amount on (a) the Closing Date and (b) on each period of extension pro-rated for the number of months of each extension (whether six (6) month or one (1) year) which occurs prior to the Maturity Date as provided in Section 11.1 of the Loan Agreement. The facility fee for each period until the Maturity Date shall be deemed fully earned on the date due and shall be payable by a charge to Borrowers’ account upon the earlier of each due date or the termination of this Agreement for any reason.
(iii)    Collateral Monitoring Fee. Borrowers shall pay Lender a monthly collateral monitoring fee in an amount equal to 0.10% of the Maximum Revolving Amount per month, payable on the Closing Date and one the first day of each month thereafter until the Maturity Date. The Collateral Monitoring Fee for each month ending prior to the Maturity Date shall be deemed fully earned on the Closing Date and shall be payable by a charge to Borrowers’ account upon the earlier of the due date during the Term or the termination of this Agreement for any reason.
(iv)    Field Examination Fee. Upon Lender’s performance of any collateral monitoring and/or verification including any field examination, collateral analysis or other business analysis, the need for which is to be determined by Lender and which monitoring is undertaken by Lender or for Lender’s benefit, an amount equal to the established rate by Lender from time to time which rate on the Closing Date is $1,250 per day for each person employed to perform such monitoring together with all costs, disbursements and expenses incurred by Lender and the person performing such collateral monitoring and/or verification shall be charged to Borrowers’ account.
(v)    Collection Fees. For purposes of determining the balance of the Loans outstanding, Lender will credit (conditional upon final collection) all such payments to Borrowers’ account upon receipt by Lender of good funds in dollars of the United States of America in Lender’s account, provided, however, for purposes of computing interest on the Obligations, Lender will credit (conditional upon final collection) all such payments to Borrowers’ account three (3) Business Days after receipt by Lender of good funds in dollars of the United States of America in Lender’s account. Any amount received by Lender after 12:00 noon (New York time) on any Business Day shall be deemed received on the next Business Day.
(vi)    Overline/Overadvance Fees. Under circumstances where any Borrower requests Revolving Credit Advances which would exceed the Maximum Revolving Amount and/or the Borrowing Base, including but not limited to any Permitted Concentration Related Overadvance or any Permitted Overline, Lender may impose fees in connection therewith.
a.For any Permitted Overline, such fees shall include (i) a monthly fee in the amount of one and one-half percent (1.50%) of the greater of (A) the highest amount by which the amount of the Permitted Overline during such month exceeds the Borrowing Base and (B) if any, the amount approved by Lender for such Permitted Overline in excess of the Borrowing Base for such month and (ii) one and one-half percent (1.50%) of the greater of (A) the highest amount by which the Permitted Overline during such month exceeds the Maximum Revolving Amount and (B) if any, the amount approved by Lender for such Permitted Overline in excess of the Maximum Revolving Amount for such month. Such fees shall be payable on the first day of each month with respect to the preceding calendar month.
b.For any Permitted Concentration Related Overadvance, such fees shall include (i) a monthly fee in the amount of one and twenty five hundredths percent (1.25%) of the greater of (A) the highest amount by which the amount of Permitted Concentration Related Overadvance during such month exceeds the Borrowing Base and (B) if any, the amount approved by Lender for such Permitted Concentration Related Overadvance in excess of the Borrowing Base for such month and (ii) of one and twenty five hundredths percent (1.25%) of the greater of (A) the highest amount by which the Permitted Concentration Related Overadvance during such month exceeds the Maximum Revolving Amount and (B) if any, the amount approved by Lender for such Permitted Concentration Related Overadvance in excess of the Maximum Revolving Amount for such month. Such fees shall be payable on the first day of each month with respect to the preceding calendar month.
(vii)    Wire/Check Fee. For each wire transfer or check issued by Lender, on behalf of a Borrower, Borrowers shall pay Lender Lender’s standard fee for such service which fee is $45 as of the Closing Date.”

(d)Section 11.1 is hereby amended and restated to read as follows:
“11.1    Term of Agreement. Any obligation of Lender to make Loans and extend their financial accommodations under this Agreement or any Credit Document shall continue in full force and effect until the expiration of the Term. The termination of the Agreement shall not affect any of Lender’s rights hereunder or any Credit Document and the provisions hereof and thereof shall continue to be fully operative until all transactions entered into, rights or interests created and the Obligations have been disposed of, concluded or liquidated. The Maturity Date shall be automatically extended for a successive period of six (6) months until December 31, 2023 and then one (1) year for each extension thereafter unless (a) Borrowing Representative shall have provided Lender with a written notice of termination, at least sixty (60) days prior to the expiration of the Maturity Date or any renewal of the Maturity Date or (b) Lender provides written notice of termination to Borrowing Representative at least sixty (60) days prior to the expiration of the Maturity Date or any renewal of the Maturity Date. Notwithstanding the foregoing, Lender shall release its security interests at any time after thirty (30) days notice and upon payment to it of all Obligations if each Credit Party shall have (i) provided Lender with an executed release of any and all claims which Credit Parties may have or thereafter have under this Agreement and/or any Credit Document and (ii) paid to Lender an amount equal to (A) the monthly interest on the Minimum Average Monthly Loan Amount calculated based on the interest rate in effect on the date of such payment multiplied by (B) the difference between (I) the number of full months from the Closing Date until the Maturity Date and (II) the number of full months which have elapsed from the Closing Date until the payment of the fee hereunder. In addition, Borrowers shall pay to Lender the Collateral Monitoring Fee for each month from the date of repayment until the Maturity Date. These fees shall also be due and payable to Lender upon termination of this Agreement by Lender after the occurrence of an Event of Default. In addition to the foregoing, a termination fee of One Hundred Thousand ($100,000.00) Dollars (“Collective Termination Fee”) shall be due and payable collectively by all Borrowers on the Obligations simultaneously with the foregoing if payment of any of the Obligations becomes due and payable or is otherwise paid for any reason before June 30, 2023. The Collective Termination Fee shall also be due and payable on June 30, 2023 if payment of any of the Obligations becomes due and payable for any reason on June 30, 2023; but upon such payment none of the other fees which would be payable upon a termination as provided in this Section 11.1 shall be due and payable. The Collective Termination Fee is not due and payable at any other times.”
4.    The parties agree to sign, deliver and file any additional documents and take any other actions that may reasonably be required by Lender including, but not limited to, affidavits, resolutions, or certificates for a full and complete consummation of the matters covered by this Eleventh Amendment
5.    Capitalized terms used in this Eleventh Amendment which are not otherwise defined herein have the meaning ascribed thereto in the Credit Documents.

6.    Each of Borrowers, Guarantor and the Credit Parties on behalf of itself and its affiliates, heirs, successors and assigns (collectively, “Releasing Parties”), hereby releases and forever discharges Lender, any trustee of the Loans, any servicer of the Loans, each of their respective predecessors-in-interest and successors and assigns, together with the officers, directors, partners, employees, investors, certificate holders and agents of each of the foregoing (collectively, the “Lender Parties”), from all debts, accountings, bonds, warranties, representations, covenants, promises, contracts, controversies, agreements, claims, damages, judgments, executions, actions, inactions, liabilities, demands or causes of action of any nature, at law or in equity, known or unknown, which such Releasing Party has or had prior to and including the date hereof relating in any manner whatsoever to matters arising out of: (a) the Loans, including, without limitation, its funding, administration and servicing; (b) the Credit Documents; or (c) any reserve and/or escrow balances held by Lender or any servicers of the Loans.
7.    Borrowers, Guarantor and the Credit Parties, jointly and severally, agree to reimburse, defend, indemnify and hold Lender harmless from and against any and all liabilities, claims, damages, penalties, reasonable expenditures, losses or charges (including, but not limited to, all reasonable legal fees and court costs), which may now or in the future be undertaken, suffered, paid, awarded, assessed or otherwise incurred as a result of or arising out of any fraudulent conduct of Borrowers, Guarantor or any Credit Party in connection with the Credit Documents or of any breach of any of the representations or warranties made in any material respect.
8.    This Eleventh Amendment is binding upon, inures to the benefit of, and is enforceable by the heirs, personal representatives, successors and assigns of the parties. This Eleventh Amendment is not assignable by a Borrower or Guarantor without the prior written consent of Lender.
9.    To the extent that any provision of this Eleventh Amendment is determined by any court or legislature to be invalid or unenforceable in whole or part either in a particular case or in all cases, such provision or part thereof is to be deemed surplusage. If that occurs, it does not have the effect of rendering any other provision of this Eleventh Amendment invalid or unenforceable. This Eleventh Amendment is to be construed and enforced as if such invalid or unenforceable provision or part thereof were omitted.
10.    This Eleventh Amendment may only be changed or amended by a written agreement signed by all of the parties hereto. By the execution of this Eleventh Amendment, Lender is not to be deemed to consent to any future renewal or extension of the Loans. This Eleventh Amendment is deemed to be part of and integrated into the Credit Documents.
11.    THIS ELEVENTH AMENDMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO THE CONTRACTS MADE AND PERFORMED IN SUCH STATE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.
12.    The parties to this Eleventh Amendment acknowledge that each has had the opportunity to consult independent counsel of their own choice, and that each has relied upon such counsel's advice concerning this Eleventh Amendment, the enforceability and interpretation of the terms contained in this Eleventh Amendment and the consummation of the transactions and matters covered by this Eleventh Amendment.
13.    Borrowers agree to pay all attorneys’ fees and other costs incurred by Lender or otherwise payable in connection with this Eleventh Amendment (in addition to those otherwise payable pursuant to the Credit Documents), which fees and costs are to be paid as of the date hereof.
14.    This Eleventh Amendment may be executed in any number of counterparts, each of which when so executed is deemed to be an original and all of which taken together constitute but one and the same agreement. Delivery of an executed counterpart of this Eleventh Amendment by facsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Eleventh Amendment. Any party delivering an executed counterpart of this Eleventh Amendment by facsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Eleventh Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Eleventh Amendment.

15.    BORROWERS, GUARANTOR, EACH OF THE CREDIT PARTIES AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS ELEVENTH AMENDMENT, THE CREDIT DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.
[Signatures appear on the following pages]

IN WITNESS WHEREOF, the undersigned have caused this Eleventh Amendment to be executed as of the Effective Date.
LENDER:
eCAPITAL ASSET BASED LENDING CORP., formerly known as GERBER FINANCE, INC.

By:    /s/ ELENA GOYNATSKY
    Name: Elena Goynatsky
    Title: Senior Vice President
BORROWER:
EDGEBUILDER, INC.

By:    /s/ RON SCHUMACHER
    Name: Ron Schumacher
    Title: Executive Chairman

GLENBROOK BUILDING SUPPLY, INC.

By:    /s/ RON SCHUMACHER
    Name: Ron Schumacher
    Title: Executive Chairman
GUARANTOR:
STAR REAL ESTATE HOLDINGS USA, INC.

By:    /s/ DAVID J. NOBLE
    Name: David J. Noble
    Title: President and Chief Executive Officer

300 PARK STREET, LLC

By:    /s/ DAVID J. NOBLE
    Name: David J. Noble
    Title: President and Chief Executive Officer
947 WATERFORD ROAD, LLC
Signature Pages to Eleventh Amendment to Loan and Security Agreement dated January 31, 2020
(Continued on Next Page)

By:    /s/ DAVID J. NOBLE
    Name: David J. Noble
    Title: President and Chief Executive Officer
56 MECHANIC FALLS ROAD, LLC

By:    /s/ DAVID J. NOBLE
    Name: David J. Noble
    Title: President and Chief Executive Officer
ATRM HOLDINGS, INC.

By:    /s/ DAVID J. NOBLE
    Name: David J. Noble
    Title: President
KBS BUILDERS, INC.

By:    /s/ THATCHER BUTCHER
    Name: Thatcher Butcher
    Title: President
STAR EQUITY HOLDINGS, INC.

By:    /s/ RICHARD K. COLEMAN
    Name: Richard K. Coleman
    Title: Chief Executive Officer

Signature Pages to Eleventh Amendment to Loan and Security Agreement dated January 31, 2020
(Continued from Previous Page)

CONSENTS TO ELEVENTH AMENDMENT
TO LOAN AND SECURITY AGREEMENT DATED JANUARY 31, 2020
We hereby consent and agree to the attached terms of the Eleventh Amendment to Loan and Security Agreement dated January 31, 2020.
ATRM HOLDINGS, INC.
(as Creditor pursuant to an Amended and Restated Subordination Agreement dated January 31, 2020)

By:    /s/ DAVID J. NOBLE
    Name: David Noble
    Title: President

STAR PROCUREMENT, LLC
(as Creditor pursuant to Amended and Restated Subordination Agreement dated January 31, 2020)

By:    /s/ DAVID J. NOBLE
    Name: David Noble
    Title: Manager

STAR EQUITY HOLDINGS, INC.
(as Creditor pursuant to Amended and Restated Subordination Agreement dated July 30, 2021)

By:    /s/ RICHARD K. COLEMAN
    Name: Richard K. Coleman
    Title: Chief Executive Officer

STAR REAL ESTATE HOLDINGS USA, INC.
(as Creditor pursuant to Subordination Agreement
dated July 30, 2021)

By:    /s/ DAVID J. NOBLE
    Name: David J. Noble
    Title: President and Chief Executive Officer

Signature Page to Consents to Eleventh Amendment to Loan and Security Agreement
Dated January 31, 2020